Exhibit G


                  THE SOUTHERN COMPANY AND SUBSIDIARY COMPANIES
                     Capitalization Ratios at March 31, 1997



                                                       Consolidated       Pro Forma
                                                         per 10-Q          Amounts(C)        Equity               Debt
                                                      ----------------   -------------   ----------------    ---------------
Capitalization (in thousands of dollars):
     Common stock..............................            $3,405,594              $0         $3,405,594
     Paid-in capital...........................             2,125,534               0          2,125,534
     Retained earnings.........................             3,730,782               0          3,730,782
     Preferred stock...........................               833,372         200,000 (A)      1,033,372
     Capital & preferred securities............             1,353,500         189,250 (A)      1,542,750
     Long-term debt............................             9,699,757         400,000 (A)                       $10,099,757
     Preferred due within one year.............               116,155               0            116,155
     Long-term debt due within one year........               466,515               0                               466,515
     Notes payable & commercial paper..........             2,024,235               0                             2,024,235
                                                      ================   =============   ================    ===============
            Total (Incl Amts Due in 1 Year)....           $23,755,444        $789,250        $11,954,187        $12,590,507
                                                      ================   =============   ================    ===============


     Actual Amounts in Millions of Dollars.....               $23,756                            $11,565            $12,191
     Actual Capitalization Ratios..............                100.0%                              48.7%              51.3%

     Pro Forma Amounts in Millions of Dollars..               $24,545                            $11,954            $12,591
     Pro Forma Capitalization Ratios...........                100.0%                              48.7%              51.3%



            Pro Forma Consolidated Statements of Income (Unaudited)
                        (Stated in Thousands of Dollars)


                                                                           For the Twelve Months Ended
                                                                               March 31, 1997       Pro Forma(C)     As Adjusted

OPERATING REVENUES                                                             $    10,512,948    $         -     $    10,512,948
                                                                               ----------------   ------------    ----------------
OPERATING EXPENSES:
Operation--
     Fuel                                                                            2,228,043              -           2,228,043
     Purchased power                                                                 1,289,336              -           1,289,336
     Other                                                                           1,834,924              -           1,834,924
Maintenance                                                                            786,664              -             786,664
Depreciation and amortization                                                        1,041,171              -           1,041,171
Amortization of deferred Plant Vogtle costs                                            140,518              -             140,518
Taxes other than income taxes                                                          617,085              -             617,085
Income taxes                                                                           732,834        (16,281)(B)         716,553
                                                                               ----------------   ------------    ----------------
Total operating expenses                                                             8,670,575        (16,281)          8,654,294
                                                                               ----------------   ------------    ----------------
OPERATING INCOME                                                                     1,842,373         16,281           1,858,654
OTHER INCOME:
Allowance for equity funds used during construction                                      3,862              -               3,862
Interest income                                                                         66,245              -              66,245
Other, net                                                                              34,269              -              34,269
Income taxes applicable to other income                                                 (2,764)             -              (2,764)
                                                                               ----------------   ------------    ----------------
INCOME BEFORE INTEREST CHARGES                                                       1,943,985         16,281           1,960,266
                                                                               ----------------   ------------    ----------------
INTEREST CHARGES AND OTHER:
Interest on long-term debt                                                             542,498         27,500 (B)         569,998
Allowance for debt funds used during construction                                      (18,357)             -             (18,357)
Interest on notes payable                                                              113,778              -             113,778
Amortization of debt discount, premium and expense, net                                 27,733              -              27,733
Other interest charges                                                                  48,100              -              48,100
Minority interest in subsidiaries                                                       29,258              -              29,258
Distributions on capital and preferred securities of subsidiary companies               39,597         14,667 (B)          54,264
Preferred dividends of subsidiary companies                                             80,178         14,000 (B)          94,178
                                                                               ----------------   ------------    ----------------
Interest charges and other, net                                                        862,785         56,167             918,952
                                                                               ----------------   ------------    ----------------

CONSOLIDATED NET INCOME                                                        $     1,081,200    $   (39,886)    $     1,041,314
                                                                               ================   ============    ================




                          (See Notes on Following Page)

                                      NOTES

(A) To give effect to (i) the issuance by Georgia Power Capital Trust III of $189,250,000 of preferred securities, and (ii) the proposed issuance by Gulf Power Company of $200,000,000 of first mortgage bonds, $200,000,000 of preferred stock and $200,000,000 of pollution control obligations.

(B) To give effect to (i) the issuance by Georgia Power Capital Trust III of $189,250,000 of preferred securities at an annual rate of 7.75% and (ii) the proposed issuance by Gulf Power Company of $200,000,000 of first mortgage bonds at an assumed rate of 7.75%, $200,000,000 of preferred stock at an assumed rate of 7%, and $200,000,000 of pollution control obligations at an assumed rate of 6%.

(C) The amounts and types of the securities to be issued by Gulf Power Company will be dependent upon, among other things, market conditions prevailing at the time of issuance. The amounts estimated to be issued are the maximum amounts requested in the subject application and are used solely for the purpose of illustrating the effect upon Southern Company consolidated capitalization and earnings. In addition, no assumptions are made in connection with possible refundings.